As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE GEO GROUP, INC.

SEE TABLE OF ADDITIONAL REGISTRANTS

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

65-0043078

(I.R.S. Employer Identification Number)

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487-8242

(561) 893-0101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Bulfin, Esq.

Senior Vice President, General Counsel and Secretary

The Geo Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487-8242

(561) 893-0101

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stephen K. Roddenberry, Esq.

Esther L. Moreno, Esq.

Akerman LLP

One Southeast Third Avenue

Miami, Florida 33131

(305) 374-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Guarantees Of Debt Securities (5)
Warrants
Units (6)

(1)	This registration statement also covers common stock, preferred stock, debt securities, guarantees of debt securities, warrants and units which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(2)	An indeterminate number of shares of common stock, shares of preferred stock, debt securities, guarantees of debt securities, warrants and units are being registered.

(3)	The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.E of Form S-3 and (b) will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

(5)	Guarantees of the debt securities may be issued by subsidiaries of The GEO Group, Inc. that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.

(6)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Table of Additional Registrants

Exact Name of Subsidiary	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
GEO RE Holdings LLC	Delaware	65-0682878
Correctional Services Corporation, LLC	Delaware	11-3182580
CPT Limited Partner, LLC	Delaware	*
CPT Operating Partnership L.P.	Delaware	65-0873924
Correctional Properties Prison Finance LLC	Delaware	*
Public Properties Development and Leasing LLC	Delaware	*
GEO Holdings I, Inc.	Delaware	56-2635779
GEO Acquisition II, Inc.	Delaware	01-0882442
GEO Transport, Inc.	Florida	56-2677868
GEO Community Services, LLC	Delaware	76-0433642
Cornell Corrections Management, LLC	Delaware	74-2650655
CCG I, LLC	Delaware	76-0544498
Cornell Corrections of Alaska, Inc.	Alaska	76-0578707
Cornell Corrections of California, Inc.	California	94-2411045
Cornell Corrections of Texas, Inc.	Delaware	74-2650651
Cornell Corrections of Rhode Island, Inc.	Delaware	74-2650654
Cornell Interventions, Inc.	Illinois	74-2918981
Correctional Systems, LLC	Delaware	33-0607766
Cornell Abraxas Group, Inc.	Delaware	76-0545741
WBP Leasing, LLC	Delaware	26-1849095
BII Holding Corporation	Delaware	26-3064495
BII Holding I Corporation	Delaware	26-3334669
Behavioral Holding Corp.	Delaware	20-4244005
Behavioral Acquisition Corp.	Delaware	22-3746193
B.I. Incorporated	Colorado	84-0769926
MCF GP, LLC	Delaware	*
GEO MCF LP, LLC	Delaware	*
Municipal Corrections Finance, LP	Delaware	72-1509519
GEO Operations, LLC	Florida	46-1288456
GEO Corrections Holdings, Inc.	Florida	46-1972528
GEO Corrections and Detention, LLC	Florida	46-1258100
GEO Re-entry Services, LLC	Florida	46-1260559
Cornell Abraxas Group OS, LLC	Florida	46-1270920
Cornell Companies of California OS, LLC	Delaware	46-1658344
Cornell Companies of Texas OS, LLC	Delaware	46-1664300
Cornell Interventions OS, LLC	Delaware	46-1679031
Protocol Criminal Justice, Inc.	Florida	90-1031969

*	Not applicable as these entities are disregarded for Federal Income Tax Purposes

Prospectus

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Units

We may offer common stock, preferred stock, debt securities, guarantees of debt securities, warrants and units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any relevant prospectus supplement or free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or free writing prospectus.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.” On September 11, 2014, the last reported sale price of our common stock on the NYSE was $37.14 per share. We will make application to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the supplement will disclose the exchange or market.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement or free writing prospectus for an offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 20 of this prospectus.

Investing in these securities involves risks. You should carefully consider the risks incorporated by reference under the “Risk Factors” section of this prospectus on page 7, our filings with the Securities and Exchange Commission (“SEC”) and any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing an “automatic shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “The GEO Group, Inc.,” “GEO,” “we,” “us” and “our” mean The GEO Group, Inc., a Florida corporation, and all entities owned or controlled by The GEO Group, Inc., including our wholly-owned taxable subsidiaries; (ii) “securities” mean, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Guarantees of Debt Securities, Warrants and Units; (iii) “Common Stock” mean shares of common stock of the Company, par value $0.01 per share; (iv) “Preferred Stock” mean shares of preferred stock of the Company, par value $0.01 per share; (v) “Debt Securities” mean the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vi) “Guarantees of Debt Securities” mean the guarantees of debt securities that may be issued by the subsidiaries of the Company listed in the “Table of Additional Registrants”, (vii) “Warrants” mean warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates and (viii) “Units” mean units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities or Warrants of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or any prospectus supplement or that is contained in any free writing prospectus issued by us. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This prospectus and the documents incorporated by reference herein contain “forward-looking statements.” All statements other than statements of historical facts included in this prospectus and the applicable prospectus supplement, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	our ability to remain qualified for taxation as a REIT;

•	the risk that the REIT distribution requirements could adversely affect our ability to execute our business plan or may cause us to liquidate or forgo otherwise attractive opportunities;

•	our inexperience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations;

•	the level of our cash distributions to shareholders is not guaranteed and may fluctuate;

•	the ability of our board of directors to revoke our REIT status, without shareholder approval, may cause adverse consequences to our shareholders;

•	our ability to timely build and/or open facilities as planned, profitably manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

•	our ability to fulfill our debt service obligations and their impact on our liquidity;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, Canada, the United Kingdom and South Africa, or other countries in which we may choose to conduct our business;

•	our ability to activate the inactive beds at our idle facilities;

•	our ability to maintain occupancy rates at our facilities;

•	an increase in unreimbursed labor rates;

•	our ability to expand, diversify and grow our correctional, detention, re-entry, community-based services, youth services, monitoring services, evidence-based supervision and treatment programs and secure transportation services businesses;

•	our ability to win management contracts for which we have submitted proposals, retain existing management contracts and meet any performance standards required by such management contracts;

•	our ability to control operating costs associated with contract start-ups;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to estimate the government’s level of dependency on privatized correctional services;

•	our ability to accurately project the size and growth of the United States and international privatized corrections industry and our ability to capitalize on opportunities for public-private partnerships;

•	our ability to successfully respond to delays encountered by states privatizing correctional services and cost savings initiatives implemented by a number of states;

•	our ability to develop long-term earnings visibility;

•	our ability to identify suitable acquisitions, to successfully complete and integrate such acquisitions on satisfactory terms, and to estimate and achieve synergies as a result of such acquisitions;

•	our exposure to the impairment of goodwill and other intangible assets as a result of our acquisitions;

•	our ability to successfully conduct our operations in the United Kingdom, South Africa and Australia through joint ventures or a consortium;

•	our ability to obtain future financing on satisfactory terms or at all, including our ability to secure the funding we need to complete ongoing capital projects;

•	our exposure to political and economic instability and other risks impacting our international operations;

•	our exposure to risks impacting our information systems, including those that may cause an interruption, delay or failure in the provision of our services;

•	our exposure to rising general insurance costs;

•	our exposure to state, federal and foreign income tax law changes, including changes to the REIT rules, and our exposure as a result of federal and international examinations of our tax returns or tax positions;

•	our exposure to claims for which we are uninsured;

•	our exposure to rising employee and inmate medical costs;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

•	our ability to accurately estimate, on an annual basis, loss reserves related to general liability, workers compensation and automobile liability claims;

•	the ability of our government customers to secure budgetary appropriations to fund their payment obligations to us and to continue to operate under our existing agreements and/or renew our existing agreements;

•	our ability to pay dividends consistent with our requirements as a REIT, and expectations as to timing and amounts;

•	our ability to comply with government regulations and applicable contractual requirements;

•	our ability to acquire, protect or maintain our intellectual property;

•	the risk that future sales of shares of our common stock could adversely affect the market price of our common stock and may be dilutive; and

•	other factors contained in this prospectus and in our filings with the Securities and Exchange Commission, referred to in this prospectus as the Commission or the SEC, including, but not limited to, those detailed in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the Commission.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.

The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus and any prospectus supplement, including the financial statements and related notes and the documents incorporated by reference in this prospectus, before making a decision to invest in the securities.

The GEO Group, Inc.

Overview

We are a real estate investment trust, or REIT, specializing in the ownership, leasing and management of correctional, detention, and re-entry facilities and the provision of community-based services and youth services in the United States, Australia, South Africa, the United Kingdom and Canada. We own, lease and operate a broad range of correctional and detention facilities including maximum, medium and minimum security prisons, immigration detention centers, minimum security detention centers, and community based re-entry facilities. We offer counseling, education and/or treatment to inmates with alcohol and drug abuse problems at most of the domestic facilities we manage. We are also a provider of innovative compliance technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers and pretrial defendants. Additionally, we have an exclusive contract with the U.S. Immigration and Customs Enforcement, which we refer to as ICE, to provide supervision and reporting services designed to improve the participation of non-detained aliens in the immigration court system. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities that maximize security and efficiency. We also provide secure transportation services for offender and detainee populations as contracted domestically and in the United Kingdom through our joint venture, GEO Amey PECS Ltd., which we refer to as GEOAmey.

As of June 30, 2014, our worldwide operations included the ownership and/or management of approximately 78,000 beds at 97 correctional, detention and re-entry facilities, including idle facilities and projects under development, and also included the provision of monitoring of more than 70,000 offenders in a community-based environment on behalf of approximately 900 federal, state and local correctional agencies located in all 50 states.

Corporate Information

Our business was founded in 1984 as a division of The Wackenhut Corporation, or TWC, a multinational provider of global security services. We were incorporated in 1988 as a wholly-owned subsidiary of TWC. In July 1994, we became a publicly-traded company. In 2002, TWC was acquired by Group 4 Falck A/S, which became our new parent company. In July 2003, we purchased all of our common stock owned by Group 4 Falck A/S and became an independent company. In November 2003, we changed our corporate name to “The GEO Group, Inc.” On June 27, 2014, as part of the plan to reorganize the business operations of The GEO Group, Inc. so that it could qualify as a real estate investment trust (“REIT”) for federal income tax purposes, The GEO Group, Inc. merged with and into its wholly-owned subsidiary, The GEO Group REIT, Inc., a Florida corporation, pursuant to an Agreement and Plan of Merger dated March 21, 2014 (the “Merger Agreement”), with The GEO Group REIT, Inc. surviving the merger. The merger was approved by the shareholders of The GEO Group, Inc. at a special meeting of shareholders held on May 2, 2014. At 4:10 p.m. on June 27, 2014, the effective time of the merger, The GEO Group REIT, Inc. was renamed “The GEO Group, Inc.” and succeeded to and began conducting, directly or indirectly, all of the business conducted by The GEO Group, Inc. immediately prior to the merger. We currently trade on the New York Stock Exchange under the ticker symbol “GEO.”

Our principal executive offices are located at One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida 33487 and our telephone number is (866) 301-4GEO (4436). We also maintain a website at www.geogroup.com where general information about the Company is available. The information on our website is not part of this prospectus.

The Offering

Under this prospectus, GEO may offer and sell to the public in one or more series or issuances common stock, preferred stock, debt securities, guarantees of debt securities, warrants and units.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including the risks discussed in the section entitled “Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC thereafter. Additional risk factors will be included in a prospectus supplement relating to a particular series or offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended					Six Months Ended
	January 3, 2010	January 2, 2011	January 1, 2012	December 31, 2012	December 31, 2013	June 30, 2013	June 30, 2014
Ratio of Earnings to Fixed Charges	2.9x	2.4x	2.3x	1.9x	1.8x	1.9x	2.5x

The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income before income taxes, equity in earnings of affiliates, and discontinued operations, plus fixed charges less interest capitalized and plus the distributed income of affiliates. Amortization of capitalized interest is not significant for any of the periods presented. “Fixed Charges” consist of interest expensed and capitalized (which includes amortization of premiums, discounts and capitalized expenses related to our indebtedness), and an estimate of the interest within rental expense. We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. General corporate purposes may include any of the following:

•	providing working capital;

•	funding capital expenditures;

•	paying for possible acquisitions or business expansion;

•	debt service requirements and repaying debt;

•	repurchases of shares of our common stock; or

•	investing in or lending money to our subsidiaries.

When a particular series of securities is offered, the prospectus supplement relating to that offer will set forth our intended use for the proceeds we receive from the sale of those securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of GEO’s common stock and undesignated preferred stock as set forth in GEO’s Amended and Restated Articles of Incorporation (the “Amended Articles”) and its Amended and Restated Bylaws (the “Amended Bylaws”), which govern the rights of GEO’s common stock. The following description of GEO capital stock is summarized from GEO’s Amended Articles and Amended Bylaws which have been publicly filed with the SEC. See “Where You Can Find More Information.”

Authorized Capital

The Amended Articles authorize GEO to issue up to 155,000,000 shares of capital stock, consisting of 125,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of September 5, 2014, 73,217,483 shares of common stock were issued and outstanding. Under the Florida Business Corporation Act, shareholders generally are not personally liable for a corporation’s acts or debts.

Voting Rights. With respect to all matters upon which shareholders are entitled to vote, the holders of common stock are entitled to one vote in person or by proxy for each share of common stock outstanding in the name of such shareholders on the record of shareholders. Generally, all matters to be voted on by shareholders must be approved by a majority (or by a plurality in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected) of the votes entitled to be cast by all shares of common stock present in person or by proxy.

Dividends. Subject to applicable law and rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over common stock with respect to the payment of dividends, dividends may be declared and paid on the common stock from time to time and in amounts as the board of directors may determine. We commenced declaring regular quarterly distributions beginning the first quarter of 2013. The amount, timing and frequency of dividends, however will be at the sole discretion of the board of directors based upon various factors.

Liquidation Rights. Upon the liquidation, dissolution or winding up of GEO, whether voluntary or involuntary, the holders of common stock will be entitled to share ratably in all assets available for distribution after payment in full to creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. Neither the merger, consolidation or business combination of GEO with or into any other entity in which our shareholders receive capital stock and/or other securities (including debt securities) of the surviving entity (or the direct or indirect parent entity thereof), nor the sale, lease or transfer by us of any part of our business and assets, nor the reduction of our capital stock, will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Other Provisions. The holders of common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund.

GEO is not permitted to subdivide, combine, or pay or declare any stock dividend on, the outstanding shares of common stock unless all outstanding shares of common stock are subdivided or combined or the holders of common stock receive a proportionate dividend.

Preferred Stock

Pursuant to the Amended Articles, the board of directors is empowered, without any approval of our shareholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the relative rights, preferences, powers, qualifications, limitations and restrictions of each such series. The specific matters that may be determined by the board of directors include:

•	whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares shall be redeemable and the amount per share payable in case of redemption;

•	whether shares of the series will be entitled to receive distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the distributions, whether distributions will be cumulative, and the dates on which distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of GEO;

•	whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of GEO, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	terms and conditions of retirement or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Currently, there are no shares of preferred stock issued and outstanding.

Because the board of directors will have the power to establish the preferences and rights of each series of preferred stock, it may afford the shareholders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of common stock which could have the effect of delaying, deferring or preventing a change in control of GEO.

Restrictions on Ownership and Transfer

To facilitate compliance with the REIT rules in the Internal Revenue Code of 1986, as amended (the “Code”), the Amended Articles contain standard REIT restrictions on stock ownership and stock transfers.

All certificates representing shares of capital stock, if any, will bear legends describing the ownership and transfer restrictions. Further, these ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the shareholders.

For us to qualify as a REIT under the Code, GEO stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of GEO stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To satisfy these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among GEO’s shareholders, the Amended Articles contain provisions restricting the ownership or transfer of shares of GEO stock.

The relevant sections of the Amended Articles provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in the Amended Articles) may beneficially or constructively own more than 9.8% in value of the aggregate of GEO’s outstanding shares of stock, including GEO’s common stock and preferred stock, or more than 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of outstanding GEO stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value or number of shares of GEO’s outstanding stock or any class or series of GEO capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of GEO stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value or number of shares of GEO’s outstanding stock or any class or series of GEO capital stock.

In addition to the ownership limits, the Amended Articles prohibit any person from actually or constructively owning shares of GEO stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of section 856(d) of the Code to fail to qualify as such.

GEO’s board of directors may, in its sole discretion, exempt a person from the ownership limits and certain other limits on ownership and transfer of GEO stock described above, and may establish a different limit on ownership for any such person. However, the board of directors may not exempt any person whose ownership of outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of GEO stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of GEO stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, the board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or a different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, the board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in the Amended Articles, result in us being “closely held” within the meaning of section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of GEO’s total shares of stock or of the shares of a class or series of GEO stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of GEO’s shares of stock or of the shares of a class or series of GEO stock, as applicable, in excess of such percentage ownership of shares of stock or of a class or series of stock will be in violation of the ownership limits.

The Amended Articles further prohibit:

•	any person from transferring shares of GEO stock if such transfer would result in shares of GEO stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of GEO stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of GEO stock that will or may violate the foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

Pursuant to the Amended Articles, if there is any purported transfer of GEO stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to GEO stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. The Amended Articles also provide for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the Amended Articles, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of GEO stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of GEO stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of common stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under the Amended Articles. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the Florida Business Corporation Act, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of GEO stock set forth in the Amended Articles, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of GEO stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Within 30 days after the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of GEO stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of GEO stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of GEO stock, and any person (including the shareholder of record) who is holding shares of GEO stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Transfer Agent and Registrar

The transfer agent and registrar for GEO’s common stock is Computershare, telephone number (800) 522-6645.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more indentures or supplemental indentures between us and the trustee identified in the applicable prospectus supplement. Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indenture(s) or supplemental indenture(s) and are not complete. We will file a copy of the supplemental indenture(s) with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

We currently have outstanding $300.0 million of 5.125% Senior Notes due 2023, $250.0 million of 5 7/8% Senior Notes due 2022, and $300.0 million of 6.625% Senior Notes due 2021.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplements. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise specified in a supplement to this prospectus, any senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. See “— Subordination” below.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We can issue an unlimited amount of debt securities under an indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the following terms of the debt securities:

•	the title;

•	the aggregate principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, who the depositary will be and the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and the extent the debt securities will be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

•	restrictions on transfer, sale, assignment or conversion, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	any sinking fund requirements, if any;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with affiliates; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any leverage, fixed charge or other financial ratios;

•	the events of default of such debt securities;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

•	if other than dollars, the currency in which the series of debt securities will be denominated;

•	the provision of annual and/or quarterly financial information to the holders of the debt securities;

•	the remedies for holders of the debt securities;

•	the right to make any changes to the indenture(s) or the terms of the debt securities by the Company and what approval, if any, will be required from the holders of the debt securities;

•	the provisions for voting on any changes to the indenture(s) or the terms of the debt securities;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or be advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus and any applicable prospectus supplement. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase common stock, preferred stock, debt securities, or units. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement and warrant will be filed with the SEC in connection with the offering of the warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the other securities, if any, with which the warrants are issued, and the number of warrants issued with each other security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	any provisions for changes to or adjustments in the exercise price;

•	a discussion of any material United States federal income tax considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	information with respect to book-entry procedures, if any; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of shares of our common stock, preferred stock, debt securities or warrants or any combination of such securities.

The prospectus supplement relating to a particular issue of units will describe the terms of such units, including the following:

•	the terms of the units and of any of our common stock, preferred stock, debt securities or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and applicable prospectus supplements from time to time in one or more transactions:

•	directly to one or more purchasers;

•	to or through underwriters;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

The offer and sale of the securities described in this prospectus and any applicable prospectus supplement by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Our common stock is listed on the New York Stock Exchange under the symbol “GEO.”

Direct Sales

We may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

Through Underwriters

If we use underwriters in the sale of securities, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters. This compensation may be in the form of discounts, concessions or commissions.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.

LEGAL MATTERS

Certain matters with respect to the validity of the offered securities will be passed upon by Akerman LLP, Miami, Florida. Certain legal matters in connection with Alaska law will be passed upon for us by Hughes Gorski Seedorf Odsen & Tervooren, LLC, Anchorage, Alaska. Certain legal matters in connection with Colorado law will be passed upon for us by Burns, Figa & Will, P.C. Greenwood Village, Colorado. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The audited financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov.

Our website is www.geogroup.com. We make available free of charge through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, connected to or that can be accessed via our website is not incorporated by reference into or otherwise part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers with the SEC the securities described herein. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 3, 2014 (including the portions of the Company’s proxy statement on Schedule 14A for the Company’s 2014 Annual Meeting of Shareholders filed with the SEC on March 21, 2014 that are incorporated by reference therein);

•	Our quarterly reports on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 6, 2014 and the quarter ended June 30, 2014, filed with the SEC on August 8, 2014;

•	Our current reports on Form 8-K, filed with the SEC on February 25, 2014, March 6, 2014, May 5, 2014, June 30, 2014, July 9, 2014, August 11, 2014 and September 3, 2014;

•	the description of our common stock contained in the “Description of Capital Stock” attached as Exhibit 4.1 to the Current Report on Form 8-K12B filed with the SEC on June 30, 2014 and any subsequent amendments and reports filed to update that description; and

•	all subsequent documents filed by us after the date of this prospectus and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.

Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (866) 301-4436 or (561) 893-0101.

The GEO Group, Inc.

621 NW 53rd Street , Suite 700

Boca Raton, Florida 33487

Attention: Investor Relations

Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the offering of the securities being registered. All amounts are estimated, except the SEC registration fee.

SEC registration fee	*
FINRA fees	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Fees and expenses of qualification under state securities laws	(1)
Printing expenses	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

*	The registrant is deferring payment of the registration fee in reliance of Rule 456(b) and Rule 457(r) under the Securities Act.

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Registrants incorporated as corporations in Florida

Florida Business Corporation Act. Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (“Florida Corporate Law”) empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Subsection (2) of Section 607.0850 of the Florida Corporate Law empowers a corporation to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Subsection (4) of Section 607.0850 of the Florida Corporate Law provides that any indemnification under subsection (1) or subsection (2) of Section 607.0850, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2) of Section 607.0850. Such determination shall be made, (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; or (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (c) by independent legal counsel (i) selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Subsection (5) of Section 607.0850 indicates that the evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Subsection (4)(c) of Section 607.0850 shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 607.0850 of the Florida Corporate Law further provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) of Section 607.0850 or subsection (2) of Section 607.0850, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith and that such expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to Section 607.0850. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

The Florida Corporate Law further provides that the indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Subsection (8) of Section 607.0850 of the Florida Corporate Law provides that indemnification and advancement of expenses as provided in Section 607.0850 shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Subsection (9) of Section 607.0850 of the Florida Corporate Law also provides that unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (a) the director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3) of Section 607.0850, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (b) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7) of Section 607.0850; or (c) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1) of Section 607.0850, subsection (2) of Section 607.0850, or subsection (7) of Section 607.0850.

Subsection (12) of Section 607.0850 stipulates that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 607.0850.

Amended Articles. Article X of the Amended Articles provide that the Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law as it presently exist or may hereafter by amended.

Bylaws

Amended Bylaws. The Company’s Amended Bylaws provide that the Company shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or an officer of the corporation, or a director or an officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation and the board of directors may indemnify any employee of the corporation with respect to such circumstances by resolution, against any liability incurred in connection with such proceeding, including an appeal thereof. The corporation shall pay reasonable expenses, on a conditional basis, in advance of final disposition subject to the provisions of applicable law. The Company’s Amended Bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of the Company may be entitled as a matter of law.

GEO Transport, Inc.’s bylaws provide that any person made, or threatened to be made, a party to any threatened, pending, or contemplated action or proceeding, whether civil, criminal, administrative, or investigative, arising out of or related to such person’s service as a director, officer, employee, or agent of GEO Transport, Inc. (or arising out of or related to such person’s service with respect to any other corporation or other enterprise in any such capacity at the request of GEO Transport, Inc.), shall be indemnified by GEO Transport, Inc., and GEO Transport, Inc. may advance to such person related expenses incurred in defense of such action, to the fullest extent permitted by applicable law. For purposes of this paragraph, “person” shall include such person’s heirs and personal representatives.

GEO Corrections Holdings, Inc.’s bylaws provide that any person made, or threatened to be made, a party to any threatened, pending, or contemplated action or proceeding, whether civil, criminal, administrative, or investigative, arising out of or related to such person’s service as a director, officer, employee, or agent of GEO Corrections Holdings, Inc. (or arising out of or related to such person’s service with respect to any other corporation or other enterprise in any such capacity at the request of GEO Corrections Holdings, Inc.), shall be indemnified by GEO Corrections Holdings, Inc., and GEO Corrections Holdings, Inc. may advance to such person related expenses incurred in defense of such action, to the fullest extent permitted by applicable law. For purposes of this paragraph, “person” shall include such person’s heirs and personal representatives.

Protocol Criminal Justice, Inc.’s bylaws provide that each person who is or was a director or officer of Protocol Criminal Justice, Inc. shall be indemnified to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Protocol Criminal Justice, Inc. may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Protocol Criminal Justice, Inc. would have the legal power to indemnify them directly against such liability. Protocol Criminal Justice, Inc. shall pay in advance of the final disposition of a civil or criminal proceeding the costs, charges and expenses (including attorneys’ fees) incurred by such person for such proceedings upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Protocol Criminal Justice, Inc.

Registrants formed as limited liability companies in Florida

Section 608.4229 of the Florida Limited Liability Company Act (“FLLCA”) permits, but does not require, subject to standards and restrictions, if any, in its articles of organization or operating agreement, a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability attaches for unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

GEO Operations, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Operations, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Operations, LLC, the disposition of liability of GEO Operations, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Operations, LLC; provided, however, that any indemnity under this paragraph shall be provided out of an to the extent of GEO Operations, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

GEO Corrections and Detention, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO

Corrections and Detention, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Corrections and Detention, LLC, the disposition of liability of GEO Corrections and Detention, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Corrections and Detention, LLC; provided, however, that any indemnity under this paragraph shall be provided out of an to the extent of GEO Corrections and Detention, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

GEO Re-entry Services, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Re-entry Services, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Re-entry Services, LLC, the disposition of liability of GEO Re-entry Services, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Re-entry Services, LLC; provided, however, that any indemnity under this paragraph shall be provided out of an to the extent of GEO Re-entry Services, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

Cornell Abraxas Group OS, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Abraxas Group OS, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Abraxas Group OS, LLC, the disposition of liability of Cornell Abraxas Group OS, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Abraxas Group OS, LLC; provided, however, that any indemnity under this paragraph shall be provided out of an to the extent of Cornell Abraxas Group OS, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

Registrants incorporated as corporations in Delaware

Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation, such as GEO Acquisition II, Inc., GEO Holdings I, Inc., Cornell Corrections of Texas, Inc., Cornell Corrections of Rhode Island, Inc., Cornell Abraxas Group, Inc., BII Holding Corporation, BII Holding I Corporation, Behavioral Holding Corp. and Behavioral Acquisition Corp. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. The Bylaws of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Registrants formed as limited liability companies in Delaware

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company, such as Correctional Services Corporation, LLC, Correctional Properties Prison Finance LLC, CPT Limited Partner, LLC, Public Properties Development and Leasing LLC, GEO RE Holdings LLC, GEO Community Services, LLC, Cornell Corrections Management, LLC, CCG I, LLC, Correctional Systems, LLC, MCF GP, LLC, GEO MCF LP, LLC, Cornell Companies of California OS, LLC, Cornell Companies of Texas OS, LLC, Cornell Interventions OS, LLC and WBP Leasing, LLC and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Correctional Properties Prison Finance LLC’s operating agreement provides that, to the fullest extent provided by applicable law, a member, special member, officer, director, employee or agent of Correctional Properties Prison Finance LLC and any employee, representative, agent or affiliate of the member or special member shall be entitled to indemnification for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of Correctional Properties Prison Finance LLC and in a manner reasonably believed to be within the scope of the authority conferred on such person, except for any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by such person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Correctional Properties Prison Finance LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Correctional Properties Prison Finance of an undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified.

CPT Limited Partner, LLC’s operating agreement provides that CPT Limited Partner, LLC shall indemnify and hold harmless its member, officers and employees, and the affiliates of each of the foregoing, to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by such person in connection with any claim, action suit or proceeding in which such person becomes involved as a party or otherwise, or with which such person shall be threatened, in connection with the conduct of CPT Limited Partner, LLC’s affairs. Expenses incurred by any such person in connection with the preparation and presentation of a defense or response to any claims covered hereby shall be paid by CPT Limited Partner, LLC. Such right of indemnity shall apply with respect to all actions taken by such person which they believe to be in the best interest of CPT Limited Partner, LLC in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

Public Properties Development and Leasing LLC’s operating agreement provides that Public Properties Development and Leasing LLC shall indemnify and hold harmless its member, officers and employees, and the affiliates of each of the foregoing, to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by such person in connection with any claim, action suit or proceeding in which such person becomes involved as a party or otherwise, or with which such person shall be threatened, in connection with the conduct of Public Properties Development and Leasing LLC’s affairs. Expenses incurred by any such person in connection with the preparation and presentation of a defense or response to any claims covered hereby shall be paid by Public Properties Development and Leasing LLC. Such right of indemnity shall apply with respect to all actions taken by such person which they believe to be in the best interest of CPT Limited Partner, LLC in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

GEO RE Holdings LLC’s operating agreement is silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Delaware Limited Liability Company Act.

Correctional Services Corporation, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Correctional Services Corporation, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Correctional Services Corporation, LLC, the disposition of liability of Correctional Services Corporation, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Correctional Services Corporation, LLC.

GEO Community Services, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Community Services, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Community Services, LLC, the disposition of liability of GEO Community Services, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Community Services, LLC.

Cornell Corrections Management, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Corrections Management, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Corrections Management, LLC, the disposition of liability of Cornell Corrections Management, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Corrections Management, LLC.

Correctional Systems, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Correctional Systems, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Correctional Systems, LLC, the disposition of liability of Correctional Systems, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Correctional Systems, LLC.

WBP Leasing, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by WBP Leasing, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by WBP Leasing, LLC, the disposition of liability of WBP Leasing, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by WBP Leasing, LLC.

MCF GP, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by MCF GP, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by MCF GP, LLC, the disposition of liability of MCF GP, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by MCF GP, LLC.

GEO MCF LP, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO MCF LP, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO MCF LP, LLC, the disposition of liability of GEO MCF LP, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO MCF LP, LLC.

Cornell Companies of California OS, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Companies of California OS, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Companies of California OS, LLC, the disposition of liability of Cornell Companies of California OS, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Companies of California OS, LLC.

Cornell Companies of Texas OS, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Companies of Texas OS, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Companies of Texas OS, LLC, the disposition of liability of Cornell Companies of Texas OS, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Companies of Texas OS, LLC.

Cornell Interventions OS, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Interventions OS, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Interventions OS, LLC, the disposition of liability of Cornell Interventions OS, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Interventions OS, LLC.

The Amended and Restated Agreement of Limited Partnership of Municipal Corrections Finance, LP provides that no general partner or manager or officer of the general partner or of the partnership (collectively “Indemnified Persons” or singularly “Indemnified Person”) shall have any liability to the partnership or the partners for any loss sustained or liabilities incurred as a result of any act or omission of such Indemnified Person if (1) the Indemnified Person acted in good faith in a manner he, she or it reasonably believed to be in, or not opposed to, the interests of the partnership, and (2) the conduct of the Indemnified Person did not constitute actual fraud, gross negligence, bad faith or willful misconduct. The partnership shall indemnify an Indemnified Person from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership as set forth in the agreement in which an Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, regardless of whether arising from any act or omission which constituted the sole, partial or concurrent negligence (whether active or passive) of the Indemnified Person, if (1) the Indemnified Person acted in good faith in a manner he, she or it reasonably believed to be in, or not opposed to, the interests of the partnership and (2) the conduct of the Indemnified Person did not constitute actual fraud, gross negligence, bad faith or willful misconduct. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnified Person did not meet the requisite standard of conduct set forth in this paragraph. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnified Person acted in a manner contrary to that specified in this paragraph. Any indemnification pursuant to this paragraph shall be made only out of the assets of the partnership, including insurance proceeds, if any, and not from the assets of any partner, provided, however, that to the fullest extent permitted by law, indemnity under this paragraph shall not constitute a claim against the partnership in the event that the partnership’s cash flow is insufficient to pay its obligations. The indemnification provided by this paragraph shall be in addition to any other rights to which the Indemnified Person may be entitled under any agreement, as a matter of law or otherwise.

Registrant organized as a limited partnership in Delaware

Section 17-107 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership, such as CPT Operating Partnership LP and Municipal Corrections Finance, LP, and has the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

CPT Operating Partnership LP’s limited partnership agreement provides that, to the fullest extent permitted by Delaware law, CPT Operating Partnership LP shall indemnify the general partner and its affiliates and any person acting on their behalf from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys’ fees and other legal fees and expenses), judgments, fines settlements and other amounts arising from any and all claims, demands, actions, suite or proceedings, civil, criminal, administrative or investigative, that relate to the operations of CPT Operating Partnership LP in which such person may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such person’s action constituted intentional acts or omissions constituting willful misconduct or fraud. Reasonable expenses incurred by such person who is a party to a proceeding shall be paid or reimbursed by CPT Operating Partnership LP in advance of the final disposition of the proceeding. Such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

CCG I, LLC’s Operating Agreement provides that each manager, officer, and the member (each of the foregoing persons referred to as a “Covered Person”) shall be indemnified by CCG I, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by CCG I, LLC, the disposition of liability of CCG I, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by CCG I, LLC.

Registrant organized as a corporation in Alaska

Alaska statute Sec. 10.06.490 provides that a corporation, such as Cornell Corrections of Alaska, Inc., may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. The termination of an action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful. (b) A corporation may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement for expenses and attorney fees actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper. (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action or proceeding referred to in (a) or (b) of this section, or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense. (d) Unless otherwise ordered by a court, indemnification under (a) or (b) of this section may only be made by a corporation upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the director, officer, employee, or agent has met the applicable standard of conduct set out in (a) and (b) of this section. The determination shall be made by (1) the board by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or (2) independent legal counsel in a written opinion if a quorum under (1) of this subsection is (A) not obtainable; or (B) obtainable but a majority of disinterested directors so directs; or (3) approval of the outstanding shares. (e) The corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition in the manner provided in (d) of this section if (1) in the case of a director or officer, the director or officer furnishes the corporation with a written affirmation of a good faith belief that the standard of conduct described in AS 10.06.450 (b) or 10.06.483(e) has been met; (2) the director, officer, employee, or agent furnishes the corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this chapter. (f) The indemnification provided by this section is not exclusive of any other rights to which a person seeking indemnification may be entitled under a bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the official capacity of the person and as to action in another capacity while holding the office. The right to indemnification continues as to a person who has ceased to be a director, officer, employee, or agent, and inures to the benefit of the heirs, executors, and administrators of the person. (g) A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in that capacity, or arising out of that status, whether or not the corporation has the power to indemnify the person against the liability under the provisions of this section.

Articles of Incorporation. Cornell Corrections of Alaska, Inc.’s Articles of Incorporation provide that Directors of Cornell Corrections of Alaska, Inc. shall not be personally liable to Cornell Corrections of Alaska, Inc. or its shareholders for monetary damages for acts or omissions that occur after the effective date of the Articles of Incorporation for the breach of their fiduciary duty as a Director, provided, however, that such exemption from liability shall not apply to (i) a breach of a Director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derived improper personal benefit.

Cornell Corrections of Alaska, Inc.’s bylaws are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Alaska statutes.

Registrant organized as a corporation in California

California General Corporation Law. Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation, such as Cornell Corrections of California, Inc., to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive.

Bylaws. Cornell Corrections of California, Inc.’s bylaws provide that Cornell Corrections of California, Inc. shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of Cornell Corrections of California, Inc., and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. “Agent” includes any person who is or was a director, officer, employee, or other agent of Cornell Corrections of California, Inc., or is or was serving at the request of Cornell Corrections of California, Inc. as a director, officer, employee, or agent or another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of Cornell Corrections of California, Inc. or of another enterprise serving at the request of such predecessor corporation.

Registrant organized as a corporation in Colorado

The Colorado Business Corporations Act. Section 7-109-101 et seq. of the Colorado Business Corporations Act empowers a Colorado corporation, such as B.I. Incorporated, to indemnify its directors, officers, employees and agents under certain circumstances. A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

Bylaws. B.I. Incorporated’s bylaws are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Colorado statutes.

Registrant organized as a corporation in Illinois

The Illinois Business Corporation Act. Under Section 8.75 of the Illinois Business Corporation Act of 1983, (“ILBCA”), a corporation, such as Cornell Interventions, Inc., may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Bylaws. Cornell Interventions, Inc.’s bylaws provide that Cornell Interventions, Inc. shall, to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983, as amended, or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cornell Interventions, Inc.), or who is or was serving at the request of Cornell Interventions, Inc. as a director and/or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Additionally, Cornell Interventions, Inc. shall to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983, or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in a right of Cornell Interventions, Inc. to procure judgment in its favor by reason of the fact that such person is or was a director and/or officer of the corporation, or is or was serving at the request of Cornell Interventions, Inc. as a director and/or officer of another corporation, partnership, joint venture, trust or other person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Cornell Interventions, Inc., unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Common Stock.*

1.2	Form of Underwriting Agreement for Preferred Stock.*

1.3	Form of Underwriting Agreement for Debt Securities.*

1.4	Form of Underwriting Agreement for Warrants.*

1.5	Form of Underwriting Agreement for Units.*

4.1	Form of Indenture for Senior Debt Securities.**

4.2	Form of Indenture for Subordinated Debt Securities.**

4.3	Supplemental Indenture to Form of Indenture for Senior Debt Securities.*

4.4	Supplemental Indenture to Form of Indenture for Subordinated Debt Securities.*

4.5	Form of Senior Debt Securities.*

4.6	Form of Subordinated Debt Securities.*

4.7	Form of Certificate of Designation of Preferred Stock.*

4.8	Form of Certificate for Preferred Stock.*

4.9	Form of Warrant Agreement.*

4.10	Form of Warrant.*

4.11	Form of Guarantee of Debt Securities.*

4.12	Form of Unit.*

4.13	Form of Unit Agreement.*

5.1	Opinion of Akerman LLP.**

5.2	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.**

5.3	Opinion of Burns, Figa & Will, P.C., as to matters of Colorado law.**

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.**

23.2	Consent of Akerman LLP (included in Exhibit 5.1 hereto).**

24.1	Power of Attorney (included on signature pages hereto).**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Senior Debt Securities.**

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Subordinated Debt Securities.**

*	To be filed by post-effective amendment, as applicable, or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 12 day of September, 2014.

THE GEO GROUP, INC.

/s/ Brian R. Evans
Brian R. Evans Senior Vice President and Chief Financial Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 12, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 12, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 12, 2014

/s/ Clarence E. Anthony Clarence E. Anthony	Director	September 12, 2014

/s/ Norman A. Carlson Norman A. Carlson	Director	September 12, 2014

/s/ Anne N. Foreman Anne N. Foreman	Director	September 12, 2014

/s/ Richard H. Glanton Richard H. Glanton	Director	September 12, 2014

/s/ Christopher C. Wheeler Christopher C. Wheeler	Director	September 12, 2014

/s/ Julie Myers Wood Julie Myers Wood	Director	September 12, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO RE HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Senior Vice President and Treasurer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Treasurer (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President — Accounting (Principal Accounting Officer)	September 11, 2014

/s/ George C. Zoley George C. Zoley	Chief Executive Officer of The GEO Group, Inc., the Sole Member of GEO RE Holdings, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Correctional Services Corporation, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President — Finance and Chief Financial Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Manager (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ George C. Zoley George C. Zoley	Chief Executive Officer of The GEO Group, Inc., the Sole Member of Correctional Services Corporation, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO Transport, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President and Treasurer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President and Treasurer (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President and Controller (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ John M. Hurley John M. Hurley	Vice President and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Public Properties Development and Leasing LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P., the Sole Member of Public Properties Development and Leasing LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Correctional Properties Prison Finance LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P., the Sole Member of Correctional Properties Prison Finance LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

CPT Operating Partnership L.P.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P.	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

CPT Limited Partner, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance of GEO Acquisition II, Inc., the Sole Member of CPT Limited Partner, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO Holdings I, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO Acquisition II, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO Community Services, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Manager (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of GEO Community Services, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Corrections Management, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)	September 11, 2014

/s/ George C. Zoley George C. Zoley	Manager	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the sole member of GEO Community Services, LLC, the Sole Member of Cornell Corrections Management, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

CCG I, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)	September 11, 2014

/s/ George C. Zoley George C. Zoley	Manager	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of GEO Community Services, LLC, the Sole Member of CCGI, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Corrections of Alaska, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Chairman (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Corrections of California, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chairman	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ Jonathan Swatsburg Jonathan Swatsburg	Vice President, Youth Services and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Corrections of Texas, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chairman	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ Jonathan Swatsburg Jonathan Swatsburg	Vice President, Youth Services and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Corrections of Rhode Island, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Chairman (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Interventions, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chairman	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ Jonathan Swatsburg Jonathan Swatsburg	Vice President, Youth Services and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Correctional Systems, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Manager (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of Correctional Systems, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Abraxas Group, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chairman	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ Jonathan Swatsburg Jonathan Swatsburg	Vice President, Youth Services and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

WBP Leasing, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Manager (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of GEO Community Services, LLC, the Sole Member of Cornell Corrections Management, LLC, the Sole Member of WBP Leasing, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

BII Holding Corporation

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ George C. Zoley George C. Zoley	Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

BII Holding I Corporation

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ George C. Zoley George C. Zoley	Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Behavioral Holding Corp.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ George C. Zoley George C. Zoley	Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Behavioral Acquisition Corp.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ George C. Zoley George C. Zoley	Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

B.I. Incorporated

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

/s/ George C. Zoley George C. Zoley	Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

MCF GP, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Manager (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of GEO Community Services, LLC, the Sole Member of MCF GP, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO MCF LP, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Manager (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of GEO Community Services, LLC, the Sole Member of GEO MCF LP, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Municipal Corrections Finance, L.P.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President and Secretary	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Manager of MCF GP, LLC, the Sole General Partner of Municipal Corrections Finance, L.P.	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO OPERATIONS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Executive and Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ George C. Zoley George C. Zoley	Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President and Chief Financial Officer of GEO Corrections Holdings, Inc., the Sole Member of GEO Operations, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO Corrections Holdings, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO Corrections and Detention, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John Hurley John Hurley	President (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ George C. Zoley George C. Zoley	Chairman and Manager	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of GEO Corrections and Detention, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

GEO Re-entry Services, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chief Executive Officer, Chairman and Manager (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of GEO Re-entry Services, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Abraxas Group OS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Manager (Principal Executive Officer)	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of Cornell Abraxas Group OS, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Companies of California OS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ George C. Zoley George C. Zoley	Manager	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of Cornell Companies of California OS, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Companies of Texas OS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ George C. Zoley George C. Zoley	Manager	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of Cornell Companies of Texas OS, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Cornell Interventions OS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	September 11, 2014

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	September 11, 2014

/s/ George C. Zoley George C. Zoley	Manager	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	September 11, 2014

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of Cornell Interventions OS, LLC	September 11, 2014

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 11, 2014.

Protocol Criminal Justice, Inc.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance, and Director	September 11, 2014

/s/ George C. Zoley George C. Zoley	Director	September 11, 2014

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	September 11, 2014

EXHIBIT INDEX

Exhibit Number		Description

4.1	—	Form of Indenture for Senior Debt Securities.

4.2	—	Form of Indenture for Subordinated Debt Securities.

5.1	—	Opinion of Akerman LLP.

5.2	—	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.

5.3	—	Opinion of Burns, Figa & Will, P.C., as to matters of Colorado law.

12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	—	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2	—	Consent of Akerman LLP (included in Exhibit 5.1 hereto).

24.1	—	Power of Attorney (included on signature pages hereto).

25.1	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Senior Debt Securities.

25.2	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Subordinated Debt Securities.